NSAR
				Exhibit 77Q 811-
05088
The AB Portfolios -
	AB Balanced Wealth
Strategy
	AB Conservative Wealth
Strategy
	AB Wealth Appreciation
Strategy
	AB Tax-Managed Balanced
Wealth Strategy
	AB Tax-Managed
Conservative Wealth Strategy
	AB Tax-Managed Wealth
Appreciation Strategy

THE ALLIANCEBERNSTEIN PORTFOLIOS


AMENDMENT NO. 5 TO AGREEMENT AND
DECLARATION OF TRUST


		The undersigned, being at least a
majority of the duly elected and qualified Trustees of The AllianceBernstein Portfolios, a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated March 26, 1987, as amended, do hereby:

      FIRST:  Amend Article I, Section 1 of the
Agreement and Declaration of Trust by striking out said Section in its entirety and inserting in lieu thereof the following:

	Section 1.	This Trust shall be
known as The AB Portfolios, and the
Trustees shall conduct the business
of the Trust under that name or any
other name as they may from time to
time determine.

	SECOND: Amend Article III, Section 1 of the Agreement and Declaration of Trust by striking out the last sentence thereof and inserting in lieu thereof the following:

	Section 1.	Without limiting the
authority of the Trustees set forth in
this Section 1, each of the following
Series and classes shall be, and is
hereby, established and designated:
AB Growth Fund, AB Balanced
Wealth Strategy, AB Wealth
Appreciation Strategy, AB
Conservative Wealth Strategy, AB
Tax-Managed Balanced Wealth
Strategy, AB Tax-Managed Wealth
Appreciation Strategy, and AB Tax-
Managed Conservative Wealth
Strategy, which each such Series
may issue from time to time, shall
be, and are hereby, established and
designated, which classes shall have
the respective rights and preferences
as may be determined from time to
time by the Trustees.

		This instrument shall become
effective on January 20, 2015. This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

		IN WITNESS WHEREOF, the
undersigned have signed this amendment as of the date set forth below.


_ /s/ John H. Dobkin_____________		Date:
01/19/2015
John H. Dobkin


_/s/ Michael J. Downey___________		Date:
01/16/2015
Michael J. Downey


_/s/ William H. Foulk, Jr.________		Date:
01/15/2015
William H. Foulk, Jr.


_/s/_ D. James Guzy____________		Date:
01/16/2015
D. James Guzy


_/s/ Nancy P. Jacklin___________		Date:
01/16/2015
Nancy P. Jacklin


_/s/ Robert M. Keith_____________		Date:
01/16/2015
Robert M. Keith


_/s/ Garry L. Moody_____________		Date:
01/16/2015
Garry L. Moody


_/s/ Marshall C. Turner, Jr.________		Date:
01/16/2015
Marshall C. Turner, Jr.


_/s/ Earl D. Weiner______________		Date:
01/16/2015
Earl D. Weiner